UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2007

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of Atlanta (the "Bank") has declared elected the following individuals in the Bank's 2007 election of directors:

    John M. Bond, Jr. was elected to fill the directorship the Federal Housing Finance Board (the "Finance Board") designated for the state of Maryland;
    Miriam Lopez was elected to fill the directorship the Finance Board designated for the state of Florida; and
    Brian D. Schmitt was the sole nominee for the directorship the Finance Board designated for the state of Georgia.

On October 2, 2007, Mr. Schmitt informed the Bank that he would be unable to serve on the Bank's board of directors because of scheduling conflicts. In accordance with the Federal Home Loan Bank Act, the Bank's board of directors will elect a director to fill the vacancy as of January 1, 2008, for that directorship.

Mr. Bond and Ms. Lopez (the "Elected Directors") will begin serving their three-year terms on January 1, 2008. The Bank has not yet determined on which committees each of the Elected Directors will serve beginning in 2008. The Bank conducted the director election in accordance with the provisions of the Federal Home Loan Bank Act and the rules and regulations of the Finance Board.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Pursuant to Finance Board regulation, the Bank's elected directors, including the Elected Directors, serve as officers or directors of a Bank member. In the ordinary course of its business, the Bank transacts business with each of the members that has an officer or director serving as a director of the Bank. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members generally.

Like all other of the Bank's directors, the Elected Directors will be compensated pursuant to the Bank's director compensation policy, which is subject to the limits imposed by the Federal Home Loan Bank Act on aggregate annual director compensation. The Elected Directors also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation.

A copy of the Bank's press release issued on October 4, 2007 announcing the results of the 2007 director election is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Federal Home Loan Bank of Atlanta, dated October 4, 2007, announcing the results of the 2007 Director Election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 4, 2007	By: _/s/ Jill Spencer_________
Jill Spencer
Executive Vice President,
Chief Operating Officer and Secretary